SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                               INTELLIGROUP, INC.
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                (Name of Registrant as Specified in Its Charter)


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

PRESS RELEASE

                               [Graphic Omitted]
                                  Intelligroup
                      Creating the Intelligent Enterprise


FOR IMMEDIATE RELEASE


CONTACT:

Nick Visco - Chief Financial Officer                 (732) 590-1600

  FEDERAL COURT RULING SUPPORTS THE REASON FOR THE COMPANY'S ADJOURNMENT OF ITS
                        ANNUAL MEETING TO JULY 16, 2002

Edison, NJ (July 12, 2002): Intelligroup, Inc. (NASDAQ: ITIG) ("Intelligroup" or the "Company") announced another important legal victory over the insurgent shareholder. Judge Joseph Greenaway, of the Federal District Court, District of New Jersey, rejected the application by Mr. Pandey to obtain a temporary restraining order preventing one of the Company's largest shareholders from voting his shares at the Annual Meeting on July 16, 2002.

Previously, on July 3, 2002, Judge Joseph Messina, of the Superior Court of New Jersey, found that the Company had properly adjourned its Annual Meeting to July 16, 2002. The Company adjourned the Annual Meeting because Mr. Pandey, just days before the scheduled Annual Meeting, sued one of the Company's largest shareholders, who resides outside the United States, to prevent him from voting his shares. The Company's reason for the adjournment has now been supported by the Federal District Court, as Judge Greenaway ruled that no temporary restraining order would be permitted to prevent such shareholder from voting his shares at the Annual Meeting. In ruling against Mr. Pandey's application, Judge Greenaway noted that Mr. Pandey's claims against the shareholder were not be corroborated and had been refuted.

Shareholders who have not yet submitted their proxy cards or wish to change their vote are encouraged to vote FOR the company's nominees, by signing, dating and returning the BLUE proxy card as soon as possible. Any shareholder needing assistance with voting should call Georgeson Shareholder Communications at 1-866-811-4115, or Nicholas Visco, the Company's Chief Financial Officer, at 732-590-1600.


ABOUT INTELLIGROUP

Intelligroup, Inc. is a leading global technology solutions and services provider. Intelligroup develops, implements and supports integrated industry-specific enterprise, e-commerce and m-commerce software applications. Intelligroup's high quality onsite/offshore delivery model combined with a comprehensive suite of tools provide customers with a faster time-to-market and lower total cost of ownership in deploying their mission-critical applications. Intelligroup has operations in the Americas, UK, Sweden, Denmark, India, Australia, New Zealand, Japan, Hong Kong and


                                     -more-

Page 2:  Federal Court Ruling Supports the Reason for the Company's Adjournment


Singapore/Indonesia. Intelligroup has been quoted on the Nasdaq National Market (ticker ITIG) since September 1996.

Visit Intelligroup on the Internet at http://www.intelligroup.com.
                                      ---------------------------

SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT and ASP markets and revenues derived from anticipated ASP hosting and application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.